Exhibit (i)(5)
KRAMER LEVIN NAFTALIS & FRANKEL llp
December 27, 2005
Old Mutual Advisor Funds
4643 South Ulster Street, Suite 600
Denver, Colorado 80237

Re:	Old Mutual Advisor Funds Post-Effective Amendment No. 13 File Nos. 333-116057; 811-21587
Ladies and Gentlemen:
          We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 13 to Registration Statement
No. 333-116057 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas     New York NY 10036-2714     Phone 212.715.9100     Fax 212.715.8000     www.kramerlevin.com
also at 47 Avenue Hoche     75008 Paris France
in alliance with Berwin Leighton Paisner:     London     Brussels